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                                                                 Exhibit 11
                         PAYLESS SHOESOURCE, INC.
                   COMPUTATION OF NET EARNINGS PER SHARE


                                    13 Weeks Ended      26 Weeks Ended
                                  ------------------  ------------------
(Thousands, except per share)     August 3   July 29  August 3   July 29
                                    1996      1995      1996      1995
                                  --------  --------  --------  --------
Net earnings                      $ 38,942  $ 34,164  $ 63,168  $ 60,694

Common shares outstanding           40,369    40,365    40,369    40,365
                                  --------  --------  --------  --------
Net earnings per share            $    .96  $    .84  $   1.56  $   1.50
                                  ========  ========  ========  ========

Primary Computation:
- -------------------
Net earnings                      $ 38,942  $ 34,164  $ 63,168  $ 60,694

Common shares outstanding           40,369    40,365    40,369    40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                          31         0        25         0
                                  --------  --------  --------  --------
Outstanding shares for primary
  earnings per share                40,404    40,365    40,398    40,365
                                  ========  ========  ========  ========
Primary earnings per share        $    .96  $    .84  $   1.56  $   1.50
                                  ========  ========  ========  ========

Fully Diluted Computation:
- -------------------------
Net earnings                      $ 38,942  $ 34,164  $ 63,168  $ 60,694

Common shares outstanding           40,369    40,365    40,369    40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                          70         0        70         0
                                  --------  --------  --------  --------
Outstanding shares for fully
  diluted earnings per share        40,439    40,365    40,439    40,365
                                  ========  ========  ========  ========
Fully Diluted earnings per share  $    .96  $    .84  $   1.56  $   1.50
                                  ========  ========  ========  ========



Note: The Company's 1995 outstanding shares was calculated on the number of Company shares issued and outstanding as of May 4, 1996, the date of the spin-off from The May Department Stores Company.



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